Exhibit 99.1

Ark Restaurants Corp.

Fourth Quarter Fiscal 2018 Results Conference Call

December 20, 2018

Ark Restaurants, Corp. – Fourth Quarter Fiscal 2018 Results Conference Call, December 20, 2018

CORPORATE PARTICIPANTS

Sonal Shah, General Counsel

Michael Weinstein, Chairman and Chief Executive Officer

Vincent Pascal, Chief Operating Officer

Anthony Sirica, Chief Financial Officer

CONFERENCE CALL PARTICIPANTS

BG, [representative of an investment firm]

PJ, Private Investor

PRESENTATION

Operator:

Greetings, and welcome to the Ark Restaurants’ Fourth Quarter Fiscal 2018 Results Conference Call. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded.

I would now like to turn the conference over to your host, Sonal Shah, General Counsel. Please go ahead.

Sonal Shah:

Thank you, Operator. Good morning and thank you for joining us on our conference call for the fourth fiscal quarter ended September 29, 2018. With me on the call today is Michael Weinstein, our Chairman and CEO, Vinny Pascal, our Chief Operating Officer, and Anthony Sirica, our Chief Financial Officer.

For those who have not yet obtained a copy of our press release, it was issued over the Newswire yesterday and is available on our website. To review the full text of that press release, along with the associated financial tables, please go to our homepage at www.arkrestaurants.com.

Before we begin, I’d like to read the Safe Harbor statement. I need to remind everyone that part of our discussion this morning will include forward-looking statements, and that these statements are not guarantees of future performance, and therefore, undue reliance should not be placed on them. We refer everyone to our filings with the Securities and Exchange Commission for a more detailed discussion of the risks that may have a direct bearing on our operating results, performance and financial condition.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Ark Restaurants, Corp. – Fourth Quarter Fiscal 2018 Results Conference Call, December 20, 2018

I’ll now turn the call over to Michael.

Michael Weinstein:

Hi, everybody. If we go back in time, at the beginning of the fiscal year, we sort of expected that we thought we could hit $14 million in EBITDA. Obviously, we haven’t done that.

Somewhere during the third quarter, it became obvious to us that we were being impacted dramatically by weather, and the third quarter was disappointing. We changed that projection, or guidance, from $14 million to $12 million. What happened in the fourth quarter was worse weather. A big part of what occurred is the disappointment in our outdoor cafe utilization during the fourth quarter.

Just to give you an idea, Bryant Park, which has some 500 or 600 store seats, was down 12% for the quarter. Our Southwest Porch was down; Sequoia in D.C. was down terribly, 18% for the quarter. The reliance on weather is a reality, unfortunately, and not only do we have the loss of revenues which cannot be made up—I mean, you lose a day, it’s gone. But we also have the payroll that is in place to service those outdoor seats. Again, in Washington, D.C., we have some 550 outdoor seats. In Bryant Park alone, we have 500 and some odd seats, in Rio Grande, we have about a hundred seats, 150 seats outside, plus outdoor bars. In Bryant Park, we also have Southwest Porch, we have the 42nd Street Café. Between those two, there’s 600 seats. Those are all outdoor seats.

We’re bringing in payroll every day to service that; we have to pay a minimum of four hours every time somebody comes in, even if we send them home. If they’re on the schedule, they get paid, so we have undue operating expenses and a failure of revenue during the quarter. That’s a large part of what went on here, for the whole year, from spring through the end of the fiscal quarter.

The other part that was disappointing is Sequoia in Washington, D.C. It’s not in à la carte business. When the weather was nice, we were vaulting over previous numbers that we had achieved in the best of years. The à la carte business has been strong, the renovation has drawn a more sophisticated crowd, our check averages are higher. There are things we’re doing there that really work well. Again, the weather’s a factor, but the other thing was the drag on private events. When we did the renovation, we renovated the whole facility, but we added another event space because we thought there was demand for it. During the third and fourth quarter when these spaces were really being shown, and where we thought we were getting a good reception from potential users, the bookings did not come for the third and fourth fiscal quarter, they started coming towards the end of the calendar year and into the new year. We think it’s starting to pick up; we think we have the right people in place in our catering and event department.

Not to be hopeful because it’s Christmas season, but this is the best December we’ve ever had for events in Sequoia, so those bookings were pretty strong—but we have to see how this plays out. I can’t give you a lot of guidance about that yet.

The good parts that went well—we’re fine in Atlantic City, we’re doing well in Florida. We’re doing very well in Las Vegas. Alabama is close to the projected numbers that I wanted. It’s really a problem in the Northeast right now, and that’s it. We’re almost afraid to give you guidance for next year, but we think we’ll be substantially better than this year. We continue to think we’re running the restaurants pretty well.

The big question for next year for us just in Operations is another bump in minimum wage in New York, that’s a significant amount of money to us. Whether or not we’re able to get the price increases in place to offset that minimum wage increase—we think we can, we’ve been successful in the past. We need a 2% or 3% raise, we think that’s available to us. But that’s the only challenge, other than weather and events in Sequoia, event bookings in Sequoia, that we have to overcome.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Ark Restaurants, Corp. – Fourth Quarter Fiscal 2018 Results Conference Call, December 20, 2018

I’m happy to take questions.

Operator:

Thank you. At this time, we will be conducting a question-and-answer session. If you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys.

Our first question comes from the line of BG from [investment firm]. Please proceed with your question.

BG:

Hey, good morning, Michael.

Michael Weinstein:

Hi.

BG:

Can you give a sense of—it sounds like, first quarter is running a bit better. Can you give a sense of what same-store sales are running thus far in the first quarter, and then maybe, as you’ve done in the past, can you provide some bridge from 2018 to 2019, where you see positive or negative swing factors and potentially, order of magnitude across the Company? Thank you.

Michael Weinstein:

Thanks, BG. We think the first quarter is fine. Last year we had a very strong first quarter. We think we matched that, maybe it got a little better, but we had a good—we were on projection last year, at $14 million. The big bump that we could get is from Rustic, because last year, if you remember, the bridge that went over the canal that had been down for two years, went up very late in December. The numbers out of Rustic should be very strong for us; they had been in October and November.

Vegas is also doing well. There are a lot of good things. The only disappointment we have in the December quarter compared to last year’s December quarter, just—and obviously I haven’t seen the December numbers yet, but I have seen October and November. We’ve been sort of inventorying our Boston restaurants, at Durgin-Park, and hoping to make a deal, either with the landlord or with a third party because we’re just not effective there. Unfortunately, when you start to do that, everybody knows it, on the staff, and that sort of has an infectious quality to it in terms of revenue. Boston will be down from last December, but we’re not keeping it past the end of this year; hopefully we’ll make a deal, but if we don’t, we’re going to close it.

The other disappointment is that—is not a management problem, is Thunder Grill in Union Station. Our lease runs out at the end of January, the landlord wants to keep us. We still don’t have a deal on keeping it, but one of the problems with the station is Amtrak, who was their biggest tenant, left the station, and that has had a real big impact on our sales because we’re the only full-service restaurant in the station and all the executives used to eat there and we had constant flow during the day. We haven’t had that for the last six or seven months since Amtrak left, so we need to have some assurances, or some leeway with rents and other expenses—attendance and rent, or occupancy, in order to get us to stay there. I don’t know if that’s forthcoming from the landlord.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Ark Restaurants, Corp. – Fourth Quarter Fiscal 2018 Results Conference Call, December 20, 2018

Those are the two areas where we can’t fix, that will be—drag is too strong of a word. We’re going to be fine in the December quarter, but it’s very negative right now.

The other thing in terms of looking forward, we’re seeing a couple of deals that we’re comfortable thinking that we’re going to do. They’re in early to mid stages; one of them is a year in conversation, it’s a significant deal for us and that’s going forward. We’re trying to find more deals like Rustic and Oyster House, and Shuckers, which are all properties that we not only own the operation of the restaurant, but we own the land and the buildings that support that.

I made this point several years ago when we bought Rustic; we paid $7.5 million for what was shown to us as $1.5 million in earnings, and the land came with it. That was a no-brainer as long as we felt comfortable that the management that was in place—because it’s a complicated operation, it does $15 million, $16 million a year. It’s a complicated operation in terms of the product we use, mostly shellfish, it runs scarce during some times of the year, we have to always buy to assure that we have the supply coming into the restaurant of these products. They can do 2,000 meals a day, it’s a two-hour wait, it’s all of those things that require management knowhow gained over the years. When we bought it, we were fortunate enough to feel comfortable, and we’ve been right that the management would stay. We paid $7.5 million for a million and a half dollars in earnings. We said that deal made sense because, if we needed the $7.5 million, we could do a sale leaseback situation where somebody would give us—we were pretty comfortable, $10 million for a million dollars in rent, and we would still be left with a half a million dollars in profit. We put $2.5 million on the balance sheet, it was a no-brainer. Well, that property today earns $3.5 million, last year, so that’s been a home run.

The land and the buildings, we could put a value on those, based upon what EBITDA we want to give up to rent. If we want to take a million dollars to $3.5 million, we could still get the $10 million, put that on our balance sheet at this point and still make $2.5 million in that situation. Well, that situation is true with both Shuckers in Jensen Beach, and with the two Gulf Shores properties in Alabama. Those are the kinds of deals we’re looking for, and we seem to be the only—or to our best knowledge, the only cash buyer for properties that are owned by people who are in their 80s or 70s who want to retire. There’s nowhere to sell these things, and so far we’ve been pretty successful operating what we bought.

Even in Jupiter where we operated a second Rustic, we bought that property for $5.5 million, we were on our way thinking we were building this successful restaurant, but somebody offered us $8.5 million and we grabbed it.

We think we have—even though it doesn’t necessarily show on our balance sheet, the value of these properties, we think we have the balance sheet to support growth and finding more of these properties. We’ve just got to find them, number one. If we find them, we’ve got to be very comfortable with management that’s been in place for a while, continue to do the job they had been doing in the past to assure that what we bought, we get that EBITDA. That’s our plan going forward.

Not to wax poetically again, on the Meadowlands, we think, every day, we get closer to having a casino there. Now, what does that mean? A referendum still has to be passed in the state of New Jersey to allow the gaming in the north. We think, as New York City moves to downstate gaming, which means Yonkers and Queens with full gaming licenses—right now they have slots, New Jersey has to react. One of the indications that we would do well there is we have sports betting now and we’re doing $10 million to $14 million a week in sports betting. That is more than the combination of all of Atlantic City and Monmouth Racetrack, which is in—sort of, Atlantic City’s to the south and Monmouth’s Racetrack is sort of in the center of the state. We’re doing more than their combined total, and we think we’re an obvious choice for a casino license.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Ark Restaurants, Corp. – Fourth Quarter Fiscal 2018 Results Conference Call, December 20, 2018

We have things that we think will mature correctly for us, but they haven’t yet. We can’t forget that we’re basically in the restaurant business, we’re operators of restaurants, we’ve got to find more to do. We certainly have corporate overhead that would support that. That’s where we are.

BG:

Thanks, Michael.

Michael Weinstein:

You’re welcome, BG.

Operator:

Our next question comes from PJ, a Private Investor. Please proceed with your question.

PJ:

Yes, good morning. A couple questions, first of all, I don’t think you attached a balance sheet to your press release. Can you give us an idea of quarter ending—or year ending, I guess, cash and debt?

Male Speaker:

The cash balance was $5 million and the debt’s $22.5 million.

PJ:

Okay. Because of the cash flow that you’re throwing off, you don’t see any concern about the quarterly dividend, I assume?

Michael Weinstein:

No, not at all. We’re on—the operations more than support the continuation of the quarterly dividend at this level. Even if we have—we don’t have big cap ex expenses, in terms of keeping the roofs on, we keep these things in excellent shape. Linda Clous who runs Facilities here for us, Facilities Management, her directions are always—we have a balance sheet, we have cash flow, make sure things are in proper condition all the time. Maintenance for us is a continuing thing, we don’t even think about postponing anything.

Male Speaker:

We also completed a refinance of the debt in June where our principal payments reduced from about $4.3 million a year to $1.2 million a year. We have reduced principal payments with term outs identified seven years down the road. That created over $3 million in cash flow as well.

PJ:

Very good.

Michael Weinstein:

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Ark Restaurants, Corp. – Fourth Quarter Fiscal 2018 Results Conference Call, December 20, 2018

To add to that, expansion that we have planned for this year is we’re putting a new barge on the canal next to Rustic Inn, and that’s probably a million, a million two, and it’ll be in place in April. But we think that expands our business dramatically, otherwise we wouldn’t be doing it.

The old barge was basically one level, it wasn’t attractive at all. The new barge is going to have two levels to it with an open bar on the roof. The problem we have with Rustic is, you have a two hour wait and no place to put people. We think the bar at the barge will satisfy that need, that demand, and should be incremental revenue for us.

Everything else going on is just ordinary maintenance right now, there’s nothing planned—unless all of a sudden we find something that we want to purchase. We think we have the appropriate banking relations to do that, and we think we have the appropriate balance sheet to do that.

PJ:

Okay, understood. With regard to the Meadowlands, if the casino—when the casino falls into place, can you give us any—I imagine it’s probably hard to project what kind of cash could be thrown off on that, but can we just understand what the model would be at the very least, if all went well, how that would work for you?

Michael Weinstein:

So, look. It’s hard, and I’m probably going further than I should, not that I think I’m giving anything away that’s inside information; it’s not. This is my own personal projection. I don’t think my Board would agree with it, necessarily.

But when we were—three years ago, when the referendum came up and was easily defeated because the partners in this, which—we’re the—one, two, three, fourth largest partner. One of the partners is the hedge fund in Canada, the major two partners are Hard Rock, which owns twice as much as we do, and Jeffrey Gural who’s a private real estate investor in New York and owns two harness tracks in upstate New York, among his many, many holdings, that are racinos, meaning they have slots.

He was the promoter in this field. He made the investment; we bought our interest at the same values that he bought his interest in Hard Rock. Hard Rock will be the operator, that was the major reason for their investment. But before that, the original referendum in New Jersey requires a licensee from Atlantic City to be a 50% partner in any casino operation in the north. Again, the legislators were trying to protect the Atlantic City operators.

Hard Rock, at that time, did not have a license in Atlantic City. We were forced, in case this referendum went through, to try to find an Atlantic City partner, and MGM approached us. The numbers we were getting from MGM, where they thought that the project could throw a $300 million to $400 million a year in cash flow. That was their projection, it doesn’t mean anything, I’m sort of not—I’m one of those guys, leave your projections at home. I’ve been through this many times.

But that was their indication. Our purchase of our interest was based upon, we would have the exclusive rights to all food and beverage operations in the casino, if the casino occurs, with a carve-out for a Hard Rock Café that Hard Rock would run. I anticipate that, if Hard Rock—if we get a license and Hard Rock becomes the operator, they’re not going to want us to have all the food and beverage operations. They can do their own job. My guess is that there would be a transaction at that point. There’s never been a conversation about it; we’re too far away, but I think they would be—I think Hard Rock would want to own the whole thing, basically.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Ark Restaurants, Corp. – Fourth Quarter Fiscal 2018 Results Conference Call, December 20, 2018

James Allen, who is the CEO of Hard Rock, does not have any partners anywhere else, so I don’t think we’d get that far to find out what our share of the cash flow is.

PJ:

Understood, that makes sense. Thank you for that. I just have one more question, which is going back to sort of the disparate nature of the various holdings of Ark in the far-flung corners. It’s very different from the usual profile, obviously, of the restaurant industry. Given that, and the unique nature—and you’ve been very opportunistic, and that’s great, but just trying to think about the end game just because I don’t imagine you want to be doing this for too many more years, doesn’t it also therefore become difficult for us too?

Michael Weinstein:

I want to be doing this for a long while.

PJ:

Okay.

Michael Weinstein:

That means I could postpone the inevitable demise that—of myself, not the Company.

Male Speaker:

Yes.

Michael Weinstein:

Go ahead, I’m sorry.

PJ:

Well—so I just wanted to understand. Doesn’t that therefore make it complicated, I guess, for a potential publicly-traded, let’s say a restaurant company, to understand the value, or to even sort of merge it easily into their operations, if that were a goal?

Michael Weinstein:

There’s several ways to look at this. The one way would be to find the ideal bar (phon) fire. Just before 9/11, we had a deal working with Delaware North who had come to us because they don’t do restaurants well—or didn’t at that time, do restaurants well. They were prepared to pay a decent multiple for the earnings of the restaurants. Right now, there’s restaurants in a bad year, which was this year, earn something between $21 million and $22 million, at the restaurant level. The restaurants that were profitable probably earned $23.5 million because there are some losses in there.

If you were a company that paired up well with us, you would be looking not at our $10 million in EBITDA, you would be looking at $23 million in restaurant earnings, and how much of this $11 million overhead that we have—or $12 million, well, it’s $11 million, do you need to keep? Well, my guess would be, if you pair up well with us and you have a back office and you have your own buying department, maybe what you want to keep is the Events department, which is specific to our restaurants. The people at the table

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Ark Restaurants, Corp. – Fourth Quarter Fiscal 2018 Results Conference Call, December 20, 2018

sitting with me today would be out of jobs, for the most part, because they would have the CFO, they would have the in-house corporate lawyer, they would have a COO. I think the probability is, you’re looking at $22 million, $23 million based upon last year, and maybe another $2.5 million in corporate overhead that you would want to keep up.

PJ:

Yes.

Michael Weinstein:

Maybe. Put a multiple on that; is it six times EBITDA, five times, seven times? I mean, I know it probably depends upon the market and what other transactions they’re going for, but there’s certainly, to somebody who is not positioned—if our leases are strong leases, and our leases are strong tenant leases, and, also add in the value of the properties we own under Rustic and Jensen—if you go to Jensen Beach and you see what we own, and we’re right on the ocean and we’re the only ones that can be on the ocean because we’re grandfathered and the city doesn’t allow that anymore—or if you go to the resort mall that we own in Gulf Shores that has Oyster House, you don’t need to be very aware of what market rates are for those properties to understand that there’s a value in it. I think somebody could easily pay six, seven times those earnings, if you could find that right partner.

When we were bidding for a restaurant chain that Landry’s was bidding for, Landry’s made a bid for us, what, this was four years ago I guess. He probably would be somebody that could be interested because he buys cash flow. You’ve just got to find somebody in the business that wants to own cash flow and knows how to manage restaurants.

But let’s assume we can’t find that person. Let’s assume that this is not a buyer who is interested in the disparate brands, because—and they’re really not brands, they’re signs on doors. What do you pay for a Rustic? Three and a half million dollars in cash flow, who’s been in business 52 years, with the exception of the interruption of the bridge coming down, every year has done better than the previous year. Every year. It’s beating the economy’s 2% growth rate.

Male Speaker:

And we own the real estate.

Michael Weinstein:

And you own the real estate, so what do you pay for that? Is that worth eight times? I mean, if you’re a real estate investor, you would say, Jesus, let’s put a five cap on it, maybe it’s worth 20 times. But then you have the problem of running a restaurant.

But the alternative to that is, management’s been in place for 22 years and is still young. The same situation at Jensen Beach; we not only own the land under this, we’re accumulating, over time—I think we have 14 units—13 units, I’m being corrected. Thirteen units, one-bedroom units, and the condominium next door to us. It’s all owned by investors, they all use it as—they’re getting 11% returns for the most part, cash-on-cash returns. We’re getting close to that. We run the brokerage firm that rents these things out, we own that, so we have contracts with 45 of the apartments.

I will tell you, we’re buying one bedroom apartments with a $700 a month maintenance, roughly, and a few dollars in taxes. We’re paying under $200,000 for the ones at (inaudible) Bay and maybe $220,000 for the ones that are on the other side. There’s a lot of value in those 14 units, eventually. Our goal is,

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Ark Restaurants, Corp. – Fourth Quarter Fiscal 2018 Results Conference Call, December 20, 2018

going by a few years, they come up, we’re not in a hurry, but eventually we want to control the building. If we control the building, we upgrade the building; one-bedroom units on Jensen Beach in new buildings are going for $700,000, $800,000. Somewhere along the line—but this is 10 years out, somebody will benefit from these investments.

I think if you look at things one by one, you could put a number on this company that is significantly higher than the market value now. Now, all that being said and done, investors will tell you, well, when do you do all of this? When do you bring the values out?

Well, Meadowlands, the value only comes out if we get a casino license, and do we really want to give up $3.5 million in cash flow in Rustic, when we’re not done with our business yet? But if you were in a liquidation mode, I think you could find buyers—certainly real estate guys, to buy four of our properties, two in Alabama and the Rustic and Jensen Beach. I think you could put a significant number on that. That doesn’t show on the balance sheet.

Las Vegas, we’re in the middle of—or at the start of renegotiating our lease with New York, New York. Bryant Park, I know we’re going to be able to—we have seven years left on that. We’ve been there for 23 years, they love us, I’m sure we’ll renegotiate that lease.

What do you pay for a Bryant Park, as an individual operating unit? If we were to sell Bryant Park, the buyer would be in the same position we were when we bought Rustic. You have management in place for 23 years that doesn’t want to leave. If I sold it tomorrow, they would still operate it. They love us as a parent company, but they certainly want their jobs and they certainly know how to do their jobs. They would stay.

I think these things, one at a time, add up to a significant valuation for the Company. That would be the worst situation; you have to go find buyers one at a time.

PJ:

Thank you. That’s extremely helpful.

Michael Weinstein:

All right, well, thank you. Nice to speak to you.

Operator:

As a reminder, if you would like to ask a question, please press star, one on your telephone keypad. One moment, please, while we poll for more questions.

There are no further questions at this time, and I would like to turn the call back to Michael Weinstein for any closing remarks.

Michael Weinstein:

Thank you so much. As always, we are available anytime for phone calls, if you want more information. We like to get phone calls from our investors.

Have a very healthy and happy holiday to all, and we’ll see you at the end of the next quarter. Thank you.

Operator:

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Ark Restaurants, Corp. – Fourth Quarter Fiscal 2018 Results Conference Call, December 20, 2018

This concludes today’s conference. You may disconnect your lines at this time. Thank you for your participation.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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